EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-7058) of Logitech International S.A. of our report dated April 19, 2002 relating to the financial statements, which appears in this Form 20-F.

PricewaterhouseCoopers SA

M. Foley             C. Pointet
Lausanne, Switzerland
June 10, 2002